UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_________
FORM 8-K
CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): July 24, 2017

J. C. PENNEY COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-15274	26-0037077
(State or other jurisdiction of incorporation )	(Commission File No.)	(IRS Employer Identification No.)
6501 Legacy Drive Plano, Texas	75024-3698
(Address of principal executive offices)	(Zip code)
Registrant's telephone number, including area code:  (972) 431-1000
 Not Applicable
 (Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company	□

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
□

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c) Effective July 24, 2017, the Board of Directors of J. C. Penney Company, Inc. (the “Company”) has elected Jeffrey Davis, 54, as Executive Vice President and Chief Financial Officer of the Company. In connection with Mr. Davis’ election, Andrew S. Drexler will cease to serve as the Company’s interim Chief Financial Officer effective July 24, 2017. Mr. Drexler continues to serve as the Company’s Senior Vice President, Chief Accounting Officer and Controller.

Mr. Davis most recently served as Senior Vice President and Chief Financial Officer of Darden Restaurants, Inc. (food service industry) from 2015 to 2016. Prior to that, he served in positions of increasing responsibility with Wal-Mart Stores, Inc. (retailer) from 2006 to 2015, including Executive Vice President and Chief Financial Officer for the Wal-Mart U.S. segment from 2014 to 2015, Treasurer of Wal-Mart Stores, Inc. from 2010 to 2014, Senior Vice President, Finance and Strategy for the Wal-Mart U.S. segment from 2009 to 2010, and Vice President, Finance, US Stores Operations/Specialty Division from 2006 to 2009.

In connection with his employment, Mr. Davis and the Company entered into a letter agreement dated July 24, 2017 describing certain terms of his employment. A copy of the letter agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference. As an executive officer of the Company, Mr. Davis will be eligible to enter into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10(ii)(ab) to the Company’s Annual Report on Form 10-K for the fiscal year ended January 26, 2002, and to participate in the J. C. Penney Corporation, Inc. 2011 Change in Control Plan, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated June 14, 2011.

Mr. Davis and the Company have not entered into an employment agreement. There are no arrangements or understandings between Mr. Davis and any other person pursuant to which he was elected as an executive officer of the Company.

In connection with his employment, Mr. Davis will receive base salary, annual incentive compensation, and long-term incentive awards as set forth in the letter agreement. In addition, as an inducement to join the Company, he will receive a cash signing bonus, also as set forth in the letter agreement. Mr. Davis will also be eligible to enter into an Executive Termination Pay Agreement, the form of which was filed as Exhibit 10.33 to the Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2016.

A copy of the press release announcing Mr. Davis’ election is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit 10.1	Letter Agreement dated July 24, 2017 between J. C. Penney Company, Inc. and Jeffrey Davis
	Exhibit 99.1	J. C. Penney Company, Inc. News Release dated July 24, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. C. PENNEY COMPANY, INC.

By:	/s/ Brynn Evanson Brynn Evanson Executive Vice President, Human Resources

Date: July 24, 2017

EXHIBIT INDEX

Exhibit Index	Description
10.1	Letter Agreement dated July 24, 2017 between J. C. Penney Company, Inc. and Jeffrey Davis
99.1	J. C. Penney Company, Inc. News Release dated July 24, 2017